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Exhibit 10.22

                          DIRECTOR EMERITUS AGREEMENT



          This Director Emeritus Agreement is entered into between Bay Area Bank (The "Bank") and MARIO A. BIAGI (the "Retiring Director"), as of JULY 15, 1997.
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                                    RECITALS

          A. The Bank's bylaws provide, at Section 16 of Article III, that a director who has served as such for at least 10 years is eligible to serve as a Director Emeritus of the Bank, and may receive compensation at the discretion of the Board of Directors; and

          B. The Retiring Director has served on the Board of the Bank for 10 years, and the Board desires to appoint him a Director Emeritus upon his retirement from the Board of the Bank and its holding company, Bay Area Bancshares ("Bancshares").

                                   AGREEMENT

          IN CONSIDERATION OF THE FOREGOING, AND OF THE PROMISES AND AGREEMENTS HEREIN, the parties agree as follows:

          1. The Board of Directors of the Bank shall appoint the Retiring Director as a Director Emeritus upon his retirement from the Board of Directors of the Bank and from the Board of Directors of Bancshares. Such retirement shall become effective no later than JULY 15, 1997.
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          2.   The Bank shall pay the Retiring Director as a Director Emeritus
One Thousand Four Hundred Dollars ($1,400.00) per month for five (5) years. The first payment shall be paid on or about SEPTEMBER 1, 1997 and payments shall
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continue monthly thereafter until the last payment is paid on or about  AUGUST
                                                                        ------
1, 2002.  The foregoing payments shall be payable according to the above
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schedule to the Retiring Director's estate or representative if the Retiring
Director dies before the end of the period described above.

          3. Effective upon retirement the Retiring Director shall not be entitled to any of the powers or rights conferred upon duly elected directors by law or by the articles and bylaws of the Bank and Bancshares. The Retiring Director shall not be entitled to any employee benefits as a result of his appointment as a Director Emeritus.

          4. The Retiring Director shall not, directly or indirectly disclose any confidential information about the Bank, Bancshares, or their customers; make or publish any statements that may be damaging to the Bank or Bancshares; bring a legal or arbitration action against the Bank or Bancshares without first exhausting all informal means of dispute resolution; or take any other actions that are inconsistent with those of a retired director or are contrary to the best interests of the Bank or Bancshares.

          5. The stock rights of the Retiring Director shall remain as set forth in the corporate documents setting forth such rights, except as provided herein. This Agreement shall not affect the Retiring Director's
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right to convert preferred shares of Bancshares into common stock and the
Retiring Director shall be entitled to exercise any stock options issued to him in accordance with the applicable option agreement. The Retiring Director shall comply with all securities laws applicable to any transaction involving his stock of Bancshares.

          6. The term of this Agreement shall be five (5) years. If either party fails to perform any obligation within fifteen (15) days of the date that performance is due, then the other party shall give the defaulting party written notice of same and the defaulting party shall have ten (10) days from the date of the notice within which to perform hereunder. In the event that the defaulting party fails to perform or otherwise cure the default within said ten
(10) day period, then the other party shall have the right to terminate this Agreement prior to the expiration of the term upon further written notice to the defaulting party.

          7. Any notice required under this Agreement shall be in writing and shall be deemed effective one business day after having been deposited in the United States mail, postage prepaid, registered or certified, and addressed to the party at its address set forth below by the parties signature. Any party may change its address for purposes of this Agreement by written notice given as set forth herein.

          8. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements between the parties, other than as referred to in this Agreement. This Agreement may be amended only in writing, signed by the party or parties to be bound by the amendment.

          9. This Agreement shall be construed in accordance with and governed by the laws of the State of California.


                                           BAY AREA BANK



By    /s/    Mario Biagi                   By  /s/   John O. Brooks
SIGNATURE                                  SIGNATURE

MARIO BIAGI                                JOHN O. BROOKS, PRESIDENT/CEO
NAME OF DIRECTOR                           NAME AND TITLE

10541 VALLEY DRIVE                         900 VETERANS BLVD. REDWOOD CITY
PLYMOUTH, CA 95669                         CALIFORNIA 94063
ADDRESS OF DIRECTOR                        ADDRESS OF BANK